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Preliminary Term Sheet

Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2007-OA3 Trust

$ [1,531,007,000]

WaMu Asset Acceptance Corp.

Depositor

Washington Mutual Mortgage Securities Corp.

Seller

Washington Mutual Bank

Servicer

LaSalle Bank National Association

Trustee

March [23], 2007

Closing Date	March 28, 2007
Investor Settlement Date	March 28, 2007
First Distribution Date	April 25, 2007
Cut-Off Date	March 01, 2007

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus we will provide you. You may obtain a copy of the prospectus and the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS MARCH 1, 2007.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Washington Mutual Mortgage Pass-Through Certificates,
WMALT Series 2007-OA3 Trust
$[1,531,007,000]
Description of Certificates

Class (1)	Principal/ Notional Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type

Expected Ratings S&P/Moody’s

3A	$ 195,998,000	3.96/4.29	1-127/1-480	Variable (3)	Senior	AAA/Aaa
4A-1	$ 435,772,000	3.96/4.29	1-127/1-480	Variable (4)	Senior	AAA/Aaa
4A-2	$ 50,000,000	3.96/4.29	1-127/1-480	Variable (4)	Senior	AAA/Aaa
4A-B	$ 161,924,000	3.96/4.29	1-127/1-480	Variable (4)	Senior Mezz	AAA/Aaa
5A	$ 241,970,000	3.95/4.29	1-127/1-480	Variable (5)	Senior	AAA/Aaa
DA-1B	$ 135,709,000	3.96/4.29	1-127/1-480	Variable (6)	Senior Mezz	AAA/Aaa
DA-1C	$ 135,709,000	3.96/4.29	1-127/1-480	Variable (7)	Senior Mezz	AAA/Aaa
EX-PPP	$ 1,212,205,012			Variable (8)	Senior IO/PO/ Prepayment Penalty	AAA/Aaa
FX	$ 120,727,725			Variable (9)	Senior IO/PO	AAA/Aaa
5X-PPP	$ 347,660,219			Variable (8)	Senior IO/PO/ Prepayment Penalty	AAA/Aaa
M-B-1	$ 35,097,000	7.10/7.90	1-127/1-480	Variable (10)	Subordinate	AA+/Aa1
M-B-2	$ 38,997,000	7.10/7.90	1-127/1-480	Variable (10)	Subordinate	AA/Aa1
M-B-3	$ 11,699,000	7.10/7.90	1-127/1-480	Variable (10)	Subordinate	AA-/Aa1
M-B-4	$ 51,475,000	7.10/7.90	1-127/1-480	Variable (10)	Subordinate	N/R/Aa2
M-B-5	$ 19,499,000	7.10/7.90	1-127/1-480	Variable (10)	Subordinate	N/R/A2
M-B-6	$ 8,579,000	7.10/7.90	1-127/1-480	Variable (10)	Subordinate	N/R/Baa1
M-B-7	$ 8,579,000	7.10/7.90	1-127/1-480	Variable (10)	Subordinate	N/R/Baa3
M-B-8	$ 6,240,000	Privately Offered Certificates			Subordinate	N/R/Ba2
M-B-9	$ 6,239,000				Subordinate	N/R/B2
M-B-10	$ 16,379,231				Subordinate	N/R/N/R
Total:	$ 1,559,865,231

(1)     Distributions on the Class 3A Certificates will be derived primarily from a pool of conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA (as defined herein) (the "Group 3 Mortgage Loans," such Mortgage Loans, "Loan Group 3").

Distributions on the Class 4A-1, Class 4A-2 and Class 4A-B Certificates will be derived primarily from a pool of conforming and non-conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA (the "Group 4 Mortgage Loans," such Mortgage Loans, "Loan Group 4"). The Group 4 Mortgage Loans will be divided into the following two subgroups: Subgroup 4A is comprised of Group 4 Mortgage Loans that do not impose a prepayment penalty for early prepayment and have an initial fixed rate period of 3 months (the “Subgroup 4A Mortgage Loans” such mortgage loans, "Subgroup 4A").  Subgroup 4B is comprised of Group 4 Mortgage Loans that are not Subgroup 4A Mortgage Loans (the “Subgroup 4B Mortgage Loans” such mortgage loans, "Subgroup 4B").

Distributions on the Class 5A Certificates will be derived primarily from a pool of adjustable-rate mortgage loans indexed off of COFI (as defined herein) (the "Group 5 Mortgage Loans," such Mortgage Loans, "Loan Group 5"). The Group 5 Mortgage Loans will be divided into the following two subgroups: Subgroup 5A is comprised of Group 5 Mortgage Loans that do not impose a prepayment penalty for early prepayment and have an initial fixed rate period of 3 months (the “Subgroup 5A Mortgage Loans” such mortgage loans, "Subgroup 5A").  Subgroup 5B is comprised of Group 5 Mortgage Loans that are not Subgroup 5A Mortgage Loans (the “Subgroup 5B Mortgage Loans” such mortgage loans, "Subgroup 5B").

Distributions on the Class EX-PPP Certificates will be derived primarily from the Group 3 and Group 4 Mortgage Loans.

Distributions on the Class FX Certificates will be derived primarily from the Subgroup 4-A and Subgroup 5-A Mortgage Loans.

Distributions on the Class 5X-PPP Certificates will be derived primarily from the Group 5 Mortgage Loans.

Distributions on the Subordinate Certificates (as defined herein) will be derived primarily from the Group 3, Group 4 and Group 5 Mortgage Loans.

(2)     WAL and Payment Windows for the Class 3A, Class 4A-1, Class 4A-2, Class 4A-B, Class 5A, Class DA-1B, Class DA-1C and Senior Subordinate Certificates (as defined herein) are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class 3A Certificates will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap (as defined herein) for Loan Group 3. In addition, if on the initial Distribution Date the certificate interest rate for the Class 3A Certificates is equal to the Net WAC Cap for Loan Group 3, the Class 3A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class EX-PPP and 5X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(4)     On each Distribution Date, the certificate interest rate for the Class 4A-1, Class 4A-2 and Class 4A-B Certificates will be equal to the lesser of (i) One-Year MTA plus [___]% and (ii) the Net WAC Cap for Loan Group 4. In addition, if on the initial Distribution Date the certificate interest rate for the Class 4A-1, Class 4A-2 and Class 4A-B Certificates is equal to the Net WAC Cap for Loan Group 4, the Class 4A-1, Class 4A-2 and Class 4A-B Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class EX-PPP and 5X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(5)     On each Distribution Date, the certificate interest rate for the Class 5A Certificates will be equal to the lesser of (i) COFI plus [___]% and (ii) the Net WAC Cap for Loan Group 5. In addition, if on the initial Distribution Date the certificate interest rate for the Class 5A Certificates is equal to the Net WAC Cap for Loan Group 5, the Class 5A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class EX-PPP and 5X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(6)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class DA-1B Certificates will be deemed to be comprised of three components (the "Class DA-1B Group 3 Component," "Class DA-1B Group 4 Component" and the "Class DA-1B Group 5 Component", each, a "Class DA-1B Component"). Each Class DA-1B Component will have a component principal balance representing a portion of the Class DA-1B principal balance. Interest will be payable with respect to each Class DA-1B Component. The initial principal balance of the Class DA-1B Group 3 Component, DA-1B Group 4 Component and Class DA-1B Group 5 Component will be approximately $[24,500,000], $[80,962,000] and $[30,247,000], respectively.

On each Distribution Date, the certificate interest rate for the Class DA-1B Group 3 Component will be equal to the least of (i) London Interbank Offered Rate for one month US $ deposits (“LIBOR”) plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) for Loan Group 3 and (iii) the Maximum Loan Group 3 Rate (as defined herein).  In addition, if on any Distribution Date the certificate interest rate for the Class DA-1B Group 3 Component is equal to the Adjusted Net WAC Cap for Loan Group 3, the Class DA-1B Group 3 Component may be entitled to receive, as interest, Carryover Shortfall Amounts (as defined herein) from amounts, if any, otherwise payable to the Class EX-PPP and 5X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate for the Class DA-1B Group 4 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 4 and (iii) the Maximum Loan Group 4 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class DA-1B Group 4 Component is equal to the Adjusted Net WAC Cap for Loan Group 4, the Class DA-1B Group 4 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class EX-PPP and 5X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate for the Class DA-1B Group 5 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 5 and (iii) the Maximum Loan Group 5 Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class DA-1B Group 5 Component is equal to the Adjusted Net WAC Cap for Loan Group 5, the Class DA-1B Group 5 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class EX-PPP and 5X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(7)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class DA-1C Certificates will be deemed to be comprised of two components (the "Class DA-1C Group 3 Component," "Class DA-1C Group 4 Component" and the "Class DA-1C Group 5 Component", each, a "Class DA-1C Component"). Each Class DA-1C Component will have a component principal balance representing a portion of the Class DA-1C principal balance. Interest will be payable with respect to each Class DA-1C Component. The initial principal balance of the Class DA-1C Group 3 Component, Class DA-1C Group 4 Component and Class DA-1C Group 5 Component will be approximately $[24,500,000], $[80,962,000] and $[30,247,000], respectively.

On each Distribution Date, the certificate interest rate on the Class DA-1C Group 3 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 3 and (iii) the Maximum Loan Group 3 Rate. In addition, if on any Distribution Date the certificate interest rate for the Class DA-1C Group 3 Component is equal to the Adjusted Net WAC Cap for Loan Group 3, the Class DA-1C Group 3 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class EX-PPP and 5X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate on the Class DA-1C Group 4 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 4 and (iii) the Maximum Loan Group 4 Rate. In addition, if on any Distribution Date the certificate interest rate for the Class DA-1C Group 4 Component is equal to the Adjusted Net WAC Cap for Loan Group 4, the Class DA-1C Group 4 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class EX-PPP and 5X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

On each Distribution Date, the certificate interest rate on the Class DA-1C Group 5 Component will be equal to the least of (i) LIBOR plus the related margin (the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap for Loan Group 5 and (iii) the Maximum Loan Group 5 Rate. In addition, if on any Distribution Date the certificate interest rate for the Class DA-1C Group 5 Component is equal to the Adjusted Net WAC Cap for Loan Group 5, the Class DA-1C Group 5 Component may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class EX-PPP and 5X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to carryover shortfall payments, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(8)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the Mortgage Loans (i) the Class EX-PPP Certificates will be deemed to be comprised of two interest-only components (the “Class EX-PPP Loan Group 3 IO Component” and the “Class EX-PPP Loan Group 4 IO Component” each, a “Class X IO Component”) and two principal-only components (the "Class EX-PPP Loan Group 3 PO Component" and the "Class EX-PPP Loan Group 4 PO Component" each, a “Class X PO Component”) and (ii) the Class 5X-PPP Certificates will be deemed to be comprised of an interest-only component (a “Class X IO Component”) and a principal-only component (a “Class X PO Component”). Interest, if any, will be payable with respect to each Class X IO Component. The Class X IO Components will not have a principal balance and principal will not be payable with respect to the Class X IO Components. Each Class X PO Component will have a principal balance which initially will equal zero. Interest will not accrue on any Class X PO Component. In the event that interest otherwise payable with respect to a Class X IO Component is reduced as a result of the allocation of net negative amortization (as described herein), the amount of such reduction will be added as principal to the related Class X PO Component balance.

The amount of interest available for distribution to the Class EX-PPP Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (8), the sum of:

        (1)   interest associated with the Class EX-PPP Loan Group 3 IO Component, which is the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Loan Group 3 and the denominator of which is 12, and (ii) the Loan Group 3 Balance (as defined herein) over

(y)   the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate (as defined herein) for Loan Group 3 and the denominator of which is 12, and (ii) the Loan Group 3 Balance reduced by the principal balance of the Class EX-PPP Loan Group 3 PO Component; and

        (2)   interest associated with the Class EX-PPP Loan Group 4 IO Component, which is the excess, if any, of

(x)    the product of (i) a fraction, the numerator of which is the Net WAC Cap for Loan Group 4 and the denominator of which is 12, and (ii) the Loan Group 4 Balance (as defined herein) over

(y)   the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 4 and the denominator of which is 12, and (ii) the Loan Group 4 Balance reduced by the principal balance of the Class EX-PPP Loan Group 4 PO Component;

provided, however, that if Loan Group 3 or Loan Group 4 or Loan Group 5 is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus), the amount of interest available for distribution to the Class EX-PPP Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

The amount of interest available for distribution to the Class 5X-PPP Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (8), the excess, if any, of:

(x)            the product of (i) a fraction, the numerator of which is the Net WAC Cap for Loan Group 5 and the denominator of which is 12, and (ii) the Loan Group 5 Balance (as defined herein) over

(y)           the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate for Loan Group 5 and the denominator of which is 12, and (ii) the Loan Group 5 Balance reduced by the Class 5X-PPP Principal Balance;

provided, however, that if Loan Group 3 or Loan Group 4 or Loan Group 5 is an Overcollateralized Group (as defined in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus), the amount of interest available for distribution to the Class 5X-PPP Certificates may be greater or less than it otherwise would be, as described in the pooling agreement.

Notwithstanding the foregoing, interest otherwise available for distribution to the Class EX-PPP and Class 5X-PPP Certificates on any Distribution Date may instead be distributed as Carryover Shortfall Amounts.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Notwithstanding the foregoing, if the aggregate amount of interest available for distribution to the Class EX-PPP and 5X-PPP Certificates on any Distribution Date, calculated as described above, is greater than the Aggregate Maximum Class EX-PPP and Class 5X-PPP Interest Amount (as defined herein), then the aggregate amount of interest available for distribution to the Class EX-PPP and Class 5X-PPP Certificates will be capped at the Aggregate Maximum Class EX-PPP and Class 5X-PPP Interest Amount, and the amount of interest accrued on each of the Class EX-PPP Loan Group 3 IO Component, Class EX-PPP Loan Group 4 IO Component and the Class 5X-PPP Certificates, if such amount is positive, will equal its pro rata portion of the Aggregate Maximum Class EX-PPP and Class 5X-PPP Interest Amount (pro rata according to such amount, calculated as described above without giving effect to this sentence).

Additionally, the Class EX-PPP Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 3 and Group 4 Mortgage Loan and the Class 5X-PPP Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Group 5 Mortgage Loan. See “The Class PPP Certificates” herein and the "Prepay Term (Months)" table herein for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms.

(9)     For each Distribution Date, the Class FX Certificates will not receive any distributions of principal, but will accrue interest on the Class FX notional amount, which will equal the sum of the Subgroup 4A Balance and the Subgroup 5A Balance (each, as defined herein). The initial Class FX notional amount will be approximately $[__].  For each Distribution Date, the certificate interest rate for the Class FX Certificates will be equal to the weighted average of (a) an amount on each Subgroup 4A Mortgage Loan (such amount, the "Subgroup 4A Rate Component") which is calculated as follows: (i) for each Subgroup 4A Mortgage Loan that was is in its initial 3 month fixed rate period in the calendar month immediately preceding such Distribution Date, 0.00% and (ii) for each Subgroup 4A Mortgage Loan that was not in its initial 3 month fixed rate period in the calendar month immediately preceding such Distribution Date, the excess, if any, of the gross margin on such Subgroup 4A Mortgage Loan over [1.475]% and (b) an amount on each Subgroup 5A Mortgage Loan (such amount, the "Subgroup 5A Rate Component") which is calculated as follows: (i) for each Subgroup 5A Mortgage Loan that was is in its initial 3 month fixed rate period in the calendar month immediately preceding such Distribution Date, 0.00% and (ii) for each Subgroup 5A Mortgage Loan that was not in its initial 3 month fixed rate period in the calendar month immediately preceding such Distribution Date, the excess, if any, of the gross margin on such Subgroup 5A Mortgage Loan over [2.125]%.

(10)  For each Distribution Date, the certificate interest rate for the Class M-B-1, Class M-B-2, Class M-B-3, Class M-B-4, Class M-B-5, Class M-B-6 and Class M-B-7 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Class B Adjusted Net WAC Cap (as defined herein) and (iii) the Maximum Class B Rate (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class M-B-1, Class M-B-2, Class M-B-3, Class M-B-4, Class M-B-5, Class M-B-6 and Class M-B-7 Certificates is equal to the Class B Adjusted Net WAC Cap, such certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class EX-PPP and Class 5X-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Transaction Summary

Depositor: WaMu Asset Acceptance Corp. (“WAAC”).

Issuing Entity: Washington Mutual Mortgage Pass-Through Certificates, WMALT Series 2007-OA3 Trust (the “Trust”)

Servicers: Washington Mutual Bank (“WMB”).

Sole Manager: WaMu Capital Corp.

Trustee: LaSalle Bank National Association.

Rating Agencies: It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described herein.

Cut-off Date: March 1, 2007.

Expected Pricing Date: On or about March [23], 2007.

Closing Date: On or about March [28], 2007.

Distribution Date: The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in April 2007.

Servicing Fee for  Group 3 Mortgage Loans with No Prepayment  Penalty Term:       For Group 3 Mortgage Loans, the greater of (i) 0.375% per annum of the principal balance of each such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.10]% per annum of the principal balance of such mortgage loan.

Servicing Fee for  Group 3 Mortgage Loans   With Prepayment Penalty Terms Up to 29  Months:       For Group 3 Mortgage Loans that have prepayment penalty terms up to 29 months, the greater of (i) 0.375% per annum of the principal balance of such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.40]% per annum of the principal balance of such mortgage loan.

Servicing Fee for  Group 3 Mortgage Loans  that with Prepayment Penalty Terms Greater Than 29 Months:       For Group 3 Mortgage Loans that have prepayment penalty terms greater than 29 months, the greater of (i) 0.375% per annum of the principal balance of such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.57]% per annum of the principal balance of such mortgage loan.

Servicing Fee for  Subgroup 4-A Mortgage Loans:      The servicing fee for each Subgroup 4-A Mortgage Loan will be 0.375%.

Servicing Fee for  Subgroup 4-B Mortgage Loans with No Prepayment  Penalty Term:    For Subgroup 4-A Mortgage Loans, the greater of (i) 0.375% per annum of the principal balance of each such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.10]% per annum of the principal balance of such mortgage loan.

Servicing Fee for  Subgroup 4-B Mortgage Loans   With Prepayment Penalty Terms Up to 29  Months:       For Subgroup 4-B Mortgage Loans that have prepayment penalty terms up to 29 months, the greater of (i) 0.375% per annum of the principal balance of such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.40]% per annum of the principal balance of such mortgage loan.

Servicing Fee for  Subgroup 4-B Mortgage Loans  that with Prepayment Penalty Terms Greater Than 29 Months: For Subgroup 4-B Mortgage Loans that have prepayment penalty terms greater than 29 months, the greater of (i) 0.375% per annum of the principal balance of such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.57]% per annum of the principal balance of such mortgage loan.

Servicing Fee for  Subgroup 5-A Mortgage Loans:  The servicing fee for each Subgroup 5-A Mortgage Loan will be 0.375%.

Servicing Fee for  Subgroup 5-B: For Subgroup 5-B Mortgage Loans, the greater of (i) 0.375% per annum of the principal balance of such mortgage loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.75]% per annum of the principal balance of such mortgage loan.

Certificates: The “Senior Certificates” will consist of the Class 3A, Class 4A-1, Class 4A-2, Class 4A-B, Class 5A, Class DA-1B and Class DA-1C Certificates (collectively, the “Class A Certificates”) and the Class EX-PPP, Class FX and Class 5X-PPP Certificates (collectively, the “Class X Certificates”). The “Senior Subordinate Certificates” will consist of the Class M-B-1, Class M-B-2, Class M-B-3, Class M-B-4, Class M-B-5, Class M-B-6 and Class M-B-7 Certificates. The “Junior Subordinate Certificates” will consist of the Class M-B-8, Class M-B-9 and Class M-B-10 Certificates. The Senior Subordinate Certificates and Junior Subordinate Certificates are collectively known as the “Subordinate Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.” The Senior Certificates and Senior Subordinate Certificates are being offered herein and are referred to herein as the “Offered Certificates”.

Registration: Each class of Offered Certificates (other than Class R) will initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York.

Federal Tax Treatment: It is anticipated that the Offered Certificates (other than the Class R Certificate and the portions of the Class EX-PPP and Class 5X-PPP Certificates that represent the right to receive certain prepayment penalties) will be treated as REMIC regular interests for federal tax income purposes, coupled in certain cases with a right to receive additional payments pursuant to a notional principal contract and with respect to the Class EX-PPP and Class 5X-PPP Certificates, with an obligation to make payments pursuant to a notional principal contract. The portions of the Class EX-PPP and Class 5X-PPP Certificates that represent a right to receive certain prepayment penalties will be treated as stripped interests in the related Mortgage Loans for federal income tax purposes, and will not represent an interest in any REMIC. The Class R Certificate will be treated as a REMIC residual interest for tax purposes.  The portions of the Class EX-PPP and Class 5X-PPP Certificates that represents a right to receive certain prepayment penalties will not represent an interest in any REMIC.

SMMEA Treatment: The Class A, Class X, Class M-B-1, Class M-B-2, Class M-B-3, Class M-B-4, Class M-B-5 and Class M-B-6 Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). The Class M-B-7, Class M-B-8, Class M-B-9 and Class M-B-10 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

ERISA Eligibility: The Offered Certificates (other than the Class R, Class EX-PPP and Class 5X-PPP) are expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R, Class EX-PPP and Class 5X-PPP Certificates are not expected to be eligible for purchase by persons investing assets of employee benefit plans and individual retirement accounts.  See "ERISA Considerations" in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus for additional information.

Optional Termination: When the aggregate principal balance of the Group 3, Group 4 and Group 5 Mortgage Loans has been reduced to less than 10% of that balance as of March 1, 2007, the servicer may purchase all of the Group 3, Group 4 and Group 5 Mortgage Loans (the “Optional Call Date”), which will cause the retirement of the certificates.

Accrued Interest: The price to be paid by investors for the Class DA-1B, Class DA-1C and Subordinate Certificates will not include accrued interest (settling flat). The price to be paid by investors for the Class 3A, Class 4A-1, Class 4A-2, Class 4A-B, Class 5A and Class X Certificates will include [27] days of accrued interest.

Interest Accrual Period: The interest accrual period for the Class DA-1B, Class DA-1C and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis). The interest accrual period for the Class 3A, Class 4A-1, Class 4A-2, Class 4A-B, Class 5A and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

Pricing Prepayment Speed: The Offered Certificates will be priced to a prepayment speed of 20% CPR.

Compensating Interest: Compensating interest paid by the Servicer with respect to the Mortgage Loans in each loan group will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans in that loan group made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group, any reinvestment income realized by the Servicer relating to payoffs on such Mortgage Loans in that loan group made during the prepayment period, and interest payments on the payoffs in that loan group received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of such Mortgage Loans in that loan group.

Mortgage Loans: As of March 1, 2007, the aggregate principal balance of the Mortgage Loans is approximately $[1,559,865,232]. As of March  1, 2007, the aggregate principal balance of the Group 3 Mortgage Loans, Subgroup 4-A Mortgage Loans, Subgroup 4-B Mortgage Loans, Subgroup 5-A Mortgage Loan and Subgroup 5-B Mortgage Loans is approximately $[281,607,015], $[78,996,746], $[851,601,251], $[41,730,980] and $[305,929,240], respectively.  The Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than 30 or 40 years.  As of March 1, 2007, the aggregate principal balance of the Group 3 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[248,765,176]. As of March 1, 2007, the aggregate principal balance of the Group 4 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[726,157,380]. As of March 1, 2007, the aggregate principal balance of the Group 5 Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[254,660,655].  All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of [1 or 3] months) based upon an Index rate of the 12-month moving average of the monthly yield on United States Treasury Security adjusted to a constant maturity of one year (the “One-Year MTA”) or based upon an Index rate of the monthly weighted average cost of funds for Eleventh District savings institutions as announced by the Federal Home Loan Bank of San Francisco (“COFI”). After the initial fixed interest rate period, the interest rate for most Mortgage Loans will adjust monthly to equal the sum of the related Index and the gross margin. As of the Cut-off Date, approximately [47.88]% of the Mortgage Loans were still in their fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

Generally, for the Mortgage Loans, the Minimum Monthly Payment is set at origination and is adjusted on the first anniversary of the first due date and annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”).  As of the date of this preliminary term sheet, the preliminary characteristics of the mortgage pool do not include any Mortgage Loans that have a Minimum Monthly Payment which will initially adjust 2 or 5 years after the related first Due Date, and after this initial 2 or 5 year period, as applicable, will adjust annually thereafter, but such mortgage loans may be included in the final mortgage pool, the characteristics of which will be reflected in the prospectus supplement that will be prepared for this transaction. This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, and on the final payment adjustment date, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage – (either 110%, 115% or 125%) of the original principal balance due to negative amortization (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Negative Amortization”). The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[1,559,865,232], subject to an increase or decrease of up to 10%. It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Class PPP Certificates: With respect to each Mortgage Loan, (a) all prepayment penalty payments on such Mortgage Loans remitted to the Trust with respect to voluntary full prepayments that have prepayment penalties and (b) any amounts paid by the Servicer, pursuant to the pooling agreement if the Servicer, waives a penalty on a voluntary full prepayment of a Mortgage Loan other than in accordance with the standards set forth in the pooling agreement, or paid by Washington Mutual Bank or Washington Mutual Mortgage Securities Corp., as applicable, pursuant to the mortgage loan sale agreement if it breaches certain representations and warranties with respect to a Mortgage Loan that requires payment of a penalty on voluntary full prepayment (each an "Assigned Prepayment Penalty") will be distributed to the holders of the Class EX-PPP and Class 5X-PPP Certificates in the following manner: on each Distribution Date (i) the Class EX-PPP Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each Group 3 and Group 4 Mortgage Loan and (ii) the Class 5X-PPP Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each Group 5 Mortgage Loan. The holders of the Class X Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the Servicer as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates.

 Some of the Mortgage Loans that impose penalties for voluntary full prepayments contain an exception for prepayments made in connection with a bona fide and arm’s length sale of the mortgaged property underlying the mortgage loan during a certain period following origination, or after a certain period following origination, as specified in the mortgage note or contain various other exceptions specified in the mortgage note, and therefore penalties are not imposed on such prepayments and are not available for distribution to the Class EX-PPP and Class 5X-PPP Certificates. In addition, prepayment penalties may be waived by the Servicer and, if waived in accordance with the terms of the pooling agreement, the amount of the waived penalty will not be available for distribution to the holders of the Class EX-PPP and Class 5X-PPP Certificates. Circumstances under which the Servicer may waive a prepayment penalty include, among other circumstances set forth in the pooling agreement, (i) some cases, for Mortgage Loans originated by the Servicer or an affiliate thereof, where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by Washington Mutual Bank to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) in some cases, for Mortgage Loans, originated by the Servicer or an affiliate thereof, with prepayment penalty terms greater than 12 months, where the mortgagor refinances the Mortgage Loan with a new mortgage loan originated and serviced by Washington Mutual Bank, provided that 90 days or less remain in the prepayment penalty term or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization.  Moreover, regardless of the terms of the mortgage note, the Servicer will not collect prepayment penalties after the third anniversary of the origination of any Mortgage Loan. The Servicer will also not collect prepayment penalties due to involuntary prepayments such as foreclosures.

Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the related Class X Certificates, or decisions by the Servicer with respect to waiver thereof, may have on the performance of such certificates.  General economic conditions and homeowner mobility will also affect the prepayment rate.

In addition, under circumstances described in the pooling agreement, the depositor, Washington Mutual Bank or Washington Mutual Mortgage Securities Corp., as applicable, may be required to repurchase Mortgage Loans from the Trust (or substitute new mortgage loans for those Mortgage Loans). The holders of the related Class X Certificates will not be entitled to any prepayment penalty paid, after the date of repurchase or substitution, on a Mortgage Loan that was repurchased from the Trust or substituted for.

See the "Prepay Term (Months)" tables in this preliminary term sheet for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms. Generally, the mortgage loans with prepayment penalties provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from [12] to [36] months from the date of origination of such Mortgage Loan. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

Credit Enhancement: Senior/subordinate, shifting interest structure. Credit enhancement for the Class 3A, Class 4A-1, Class 4A-2, Class 4A-B, Class 5A, Class DA-1B and Class DA-1C Certificates will consist of the subordination of the Subordinate Certificates, initially [13.00]% total subordination (subject to the variance stated in the collateral profile).

Shifting Interest: For each Distribution Date before April 2017, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a “Payoff”) and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a “Curtailment”) (net of Negative Amortization) (unless the Class Principal Balances of the Class 3A, Class 4A-1, Class 4A-2, Class 4A-B, Class 5A, Class DA-1B and Class DA-1C Certificates and the Class X PO Components of the Class EX-PPP and Class 5X-PPP Certificates are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of Negative Amortization).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
April 2007 – March 2017	0% Pro Rata Share
April 2017 – March 2018	30% Pro Rata Share
April 2018 – March 2019	40% Pro Rata Share
April 2019 – March 2020	60% Pro Rata Share
April 2020 – March 2021	80% Pro Rata Share
April 2021 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in the Washington Mutual Mortgage Pass–Through Certificates, WMALT Series OA free writing prospectus), (i) on or prior to the Distribution Date in March 2010, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%, the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization) on the Mortgage Loans or (ii) after the Distribution Date in March 2010, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate Class Principal Balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments on the Mortgage Loans (net of Negative Amortization).

 In the event the current aggregate principal balance of the related Class A Certificates and the Class X PO Components related to a loan group, divided by the Stated Principal Balance of the related Mortgage Loans (the “Senior Percentage”) exceeds the applicable initial Senior Percentage as of the Closing Date, the related Class A Certificates and related Class X PO Components will receive all Payoffs and Curtailments (net of Negative Amortization) for the related Mortgage Loans.

Stated Principal Balance: The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any Negative Amortization with respect to that Mortgage Loan for all prior interest accrual periods.

Class Principal Balance: The "Class Principal Balance" for any Distribution Date and for any class of certificates (other than the Class DA-1B and Class DA-1C Certificates) will equal the aggregate amount of principal to which such class or, in the case of the Class X Certificates, the related principal-only component, is entitled on the Closing Date, reduced by all distributions of principal to that class or component, as applicable, and all allocations of losses required to be borne by that class or component, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that class or component, as applicable.

 The "Class Principal Balance" for any Distribution Date and the Class DA-1B and Class DA-1C Certificates will equal the sum of the related Component Principal Balances, as applicable.

Component Principal Balance: The "Component Principal Balance" for any Distribution Date and any Class DA-1B and Class DA-1C Component will equal the aggregate amount of principal to which that component is entitled on the Closing Date, reduced by all distributions of principal to that component, and all allocations of losses required to be borne by that component, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that component, as applicable.

Subordinate Component Balance: The “Subordinate Component Balance” for any of Loan Group 3, Loan Group 4 or Loan Group 5 as of any date of determination will equal the product of (x) the aggregate Class Principal Balance of the Subordinate Certificates and (y) a fraction, the numerator of which is the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans in that loan group over the aggregate Class Principal Balance or Component Balance of the Class A and Class X Certificates (or components thereof, as applicable) related to such loan group and the denominator of which is the sum of such excess amounts calculated for each loan group.

Net Mortgage Rate: The "Net Mortgage Rate" with respect to each Mortgage Loan is equal to the excess, if any, of the mortgage interest rate over the servicing fee rate.

Net WAC Cap: The “Net WAC Cap” for any Distribution Date and (i) Loan Group 3 is equal to the weighted average of the Net Mortgage Rates of the Group 3 Mortgage Loans, (ii) Loan Group 4 is equal to (x) the weighted average of the Net Mortgage Rates of the Group 4 Mortgage Loans reduced by (y) a fraction, the numerator of which is the product of the Subgroup 4A Rate Component for that Distribution Date and the Subgroup 4A Balance, and the denominator is the Loan Group 4 Balance and (iii) Loan Group 5 is equal to (x) the weighted average of the Net Mortgage Rates of the Group 5 Mortgage Loans reduced by (y) a fraction, the numerator of which is the product of the Subgroup 5A Rate Component for that Distribution Date and the Subgroup 5A Balance, and the denominator is the Loan Group 5 Balance, in the case of each of clause (i), clause (ii) and clause (iii), as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on the related Mortgage Loans received on or before the 14th day of the calendar month of that Due Date).

Adjusted Net WAC Cap: The “Adjusted Net WAC Cap” for any loan group or subgroup is equal to the related Net WAC Cap for such loan group or subgroup, adjusted on an actual/360 basis.

Class B Adjusted Net WAC Cap: The “Class B Adjusted Net WAC Cap” is equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Adjusted Net WAC Cap for Loan Group 3 and (y) the Subordinate Component Balance for Loan Group 3 immediately before that Distribution Date, (ii) the product of (x) the Adjusted Net WAC Cap for Loan Group 4 and (y) the Subordinate Component Balance for Loan Group 4 immediately before that Distribution Date and (iii) the product of (x) the Adjusted Net WAC Cap for Loan Group 5 and (y) the Subordinate Component Balance for Loan Group 5 immediately before that Distribution Date divided by (b) the sum of the Subordinate Component Balances for Loan Group 3, Loan Group 4 and Loan Group 5 immediately before that Distribution Date.

Maximum  Class B Rate: The "Maximum Class B Rate" is the Class B Adjusted Net WAC Cap modified as follows:  for purposes of calculating the Net WAC Cap, the lifetime maximum mortgage rate for each Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum Loan Group 3 Rate: The "Maximum Loan Group 3 Rate" is the Adjusted Net WAC Cap for Loan Group 3 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum  Loan Group 4 Rate: The "Maximum Loan Group 4 Rate" is the Adjusted Net WAC Cap for Loan Group 4 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Maximum  Loan Group 5 Rate: The "Maximum Loan Group 5 Rate" is the Adjusted Net WAC Cap for Loan Group 5 modified as follows:  for purposes of calculating the related Net WAC Cap for each related Mortgage Loan, the lifetime maximum mortgage rate for each related Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Loan Group 3 Balance
Loan Group 4 Balance
Loan Group 5 Balance
Subgroup 4-A Balance
Subgroup 5-A Balance: The "Loan Group 3 Balance", "Loan Group 4 Balance", "Loan Group 5 Balance", “Subgroup 4-A Balance’’ and “Subgroup 5-A Balance" for any Distribution Date is the aggregate principal balance of the Group 3 Mortgage Loans, Group 4 Mortgage Loans, Group 5 Mortgage Loans, Subgroup 4-A Mortgage Loans and Subgroup 5-A Mortgage Loans, respectively, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on the related Mortgage Loans received on or before the 14th day of the calendar month of that Due Date).

Aggregate Class Groups 3-5 Weighted Average Certificate Interest Rate: The “Aggregate Groups 3-5 Weighted Average Certificate Interest Rate’’ for any Distribution Date is the weighted average (weighted according to Class Principal Balance or Component Principal Balance, as applicable) of the annual certificate interest rates on the Class 3A, Class 4A-1, Class 4A-2, Class 4A-B, Class 5A, Class DA-1B, Class DA-1C and Subordinate Certificates (or components thereof, as applicable) (each of which annual certificate interest rates, in the case of the Class DA-1B, Class DA-1C and Subordinate Certificates, will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30).

Aggregate Maximum Class EX-PPP and Class 5X-PPP  Interest Amount: The “Aggregate Maximum Class EX-PPP and Class 5X-PPP Interest Amount” for any Distribution Date is the excess, if any, of (x) the product of (i) a fraction, the numerator of which is the weighted average of the Net WAC Cap for Loan Group 3, Loan Group 4 and Loan Group 5 and the denominator of which is 12, and (ii) the aggregate of the Loan Group 3 Balance, Loan Group 4 Balance and the Loan Group 5 Balance over (y) the product of (i) a fraction, the numerator of which is the Aggregate Groups 3-5 Weighted Average Certificate Interest Rate and the denominator of which is 12, and (ii) the aggregate of the Loan Group 3 Balance, Loan Group 4 Balance and the Loan Group 5 Balance reduced by the aggregate Class Principal Balance of the Class EX-PPP and Class 5X-PPP Certificates.

Weighted Average Certificate Interest Rate: The "Weighted Average Certificate Interest Rate" for any loan group for any Distribution Date is the weighted average of the annual certificate interest rates on the Class A and Subordinate Certificates (or components thereof, as applicable) related to such loan group (each of which annual certificate interest rates, in the case of the Class DA-1B, Class DA-1C and Subordinate Certificates (or components thereof, as applicable), will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30) (such rates weighted, (i) in the case of the Class A Certificates, according to the Class Principal Balance or Component Principal Balance thereof, as applicable, and (ii) in the case of the certificate interest rate on each class of Subordinate Certificates, according to the product of the Class Principal Balance thereof and a fraction, the numerator of which is the Subordinate Component Balance for such loan group and the denominator of which is the aggregate Class Principal Balance of all the Subordinate Certificates).

Carryover Shortfall Amount: With respect to the Class 3A Certificates, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 3A Certificates is greater than the Net WAC Cap for Loan Group 3, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (the "Carryover Shortfall Amount"). Other than the initial Distribution Date, the Class 3A Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

 With respect to the Class 4A-1, Class 4A-2 and Class 4A-B Certificates, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class 4A-1, Class 4A-2 and Class 4A-B Certificates is greater than the Net WAC Cap for Loan Group 4, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (the "Carryover Shortfall Amount"). Other than the initial Distribution Date, the Class 4A-1, Class 4A-2 and Class 4A-B Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

 With respect to the Class 5A Certificates, if, on the initial Distribution Date, COFI plus the related margin for the Class 5A Certificates is greater than the Net WAC Cap for Loan Group 5, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (the "Carryover Shortfall Amount"). Other than the initial Distribution Date, the Class 5A Certificates will not be entitled to Carryover Shortfall Amounts on any other Distribution Date.

With respect to the Subordinate Certificates, Class DA-1B and Class DA-1C Group 3, Group 4 and Group 5 Components, if, on any Distribution Date, LIBOR plus the related margin for the Class DA-1B and Class DA-1C Group 3, Group 4 and Group 5 Components and Subordinate Certificates is greater than the applicable Adjusted Net WAC Cap, then such class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such class and (2) in the case of (x) the Class DA-1B and Class DA-1C Group 3, Group 4 and Group 5 Components, the related Maximum Loan Group 3 Rate, Maximum Loan Group 4 Rate or Maximum Loan Group 5 Rate and (y) the Subordinate Certificates, the Maximum Class B Rate, as applicable, over (b) interest accrued on such class or component, as applicable, at the applicable Net WAC Cap for such Distribution Date and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the Certificate Interest Rate for such class without giving effect to the related Adjusted Net WAC Cap) (together, the "Carryover Shortfall Amount").

Carryover Shortfall Amounts will be paid to the Class 3A, Class 4A-1, Class 4A-2 and Class 4A-B, Class 5A, Class DA-1B and Class DA-1C Certificates pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class EX-PPP and Class 5X-PPP Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class EX-PPP and Class 5X-PPP Certificates) (which interest otherwise distributable to the Class EX-PPP and Class 5X-PPP Certificates will be reduced as described herein under "Structure Rules-Certificates Priority of Distribution". Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Subordinate Certificates, from the remaining interest otherwise distributable to the Class EX-PPP and Class 5X-PPP Certificates (after the reduction due to Net Negative Amortization allocated to the Class EX-PPP and Class 5X-PPP Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 3A, Class 4A-1, Class 4A-2, Class 4A-B, Class 5A, Class DA-1B and Class DA-1C Certificates).

Adjusted Cap Rate The “Adjusted Cap Rate” for any Distribution Date and the Class 3A Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 3 Mortgage Loans at the Net WAC Cap for Loan Group 3 for that Distribution Date less the Net Negative Amortization (defined below) for the Group 3 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 3 Balance.

 The “Adjusted Cap Rate” for any Distribution Date and the Class 4A-1, Class 4A-2 and Class 4A-B Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 4 Mortgage Loans at the Net WAC Cap for Loan Group 4 for that Distribution Date less the Net Negative Amortization for the Group 4 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 4 Balance.

 The “Adjusted Cap Rate” for any Distribution Date and the Class 5A Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 5 Mortgage Loans at the Net WAC Cap for Loan Group 5 for that Distribution Date less the Net Negative Amortization for the Group 5 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 5 Balance.

 The “Adjusted Cap Rate” for any Distribution Date and the Class DA-1B Group 3 Component and Class DA-1C Group 3 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 3 Mortgage Loans at the Net WAC Cap for Loan Group 3 for that Distribution Date less the Net Negative Amortization for the Group 3 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 3 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

 The “Adjusted Cap Rate” for any Distribution Date and the Class DA-1B Group 4 Component and Class DA-1C Group 4 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 4 Mortgage Loans at the Net WAC Cap for Loan Group 4 for that Distribution Date less the Net Negative Amortization for the Group 4 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 4 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

 The “Adjusted Cap Rate” for any Distribution Date and the Class DA-1B Group 5 Component and Class DA-1C Group 5 Component will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 5 Mortgage Loans at the Net WAC Cap for Loan Group 5 for that Distribution Date less the Net Negative Amortization for the Group 5 Mortgage Loans and (ii) 12, and the denominator of which is the Loan Group 5 Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

The "Adjusted Cap Rate" for any Distribution Date and any class of Subordinate Certificates will equal the Class B Adjusted Net WAC Cap, computed for this purpose by (i) reducing the Adjusted Net WAC Cap for the Group 3 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 3 multiplied by 360, and the denominator of which is the Loan Group 3 Balance multiplied actual number of days in the related certificate accrual period, (ii) reducing the Adjusted Net WAC Cap for the Group 4 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 4 multiplied by 360, and the denominator of which is the Loan Group 4 Balance multiplied actual number of days in the related certificate accrual period and (iii) reducing the Adjusted Net WAC Cap for the Group 5 Mortgage Loans by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to Loan Group 5 multiplied by 360, and the denominator of which is the Loan Group 5 Balance multiplied actual number of days in the related certificate accrual period.

Negative Amortization: The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Net Negative Amortization: The “Net Negative Amortization’’ for the Group 3 Mortgage Loans, Group 4 Mortgage Loans and Group 5 Mortgage Loans for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the related Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the related Mortgage Loans during the related Prepayment Period.

For any Distribution Date, the Net Negative Amortization for each of the Group 3, Group 4 and Group 5 Mortgage Loans will be allocated among the certificates as follows:

(i) first, (a) the Net Negative Amortization for the Group 3 Mortgage Loans, to the Class EX-PPP Certificates in reduction of the interest otherwise payable to the Class EX-PPP Certificates and derived from the Group 3 Mortgage Loans, until such amount is reduced to zero, (b) the Net Negative Amortization for the Group 4 Mortgage Loans, to the Class EX-PPP Certificates in reduction of the interest otherwise payable to the Class EX-PPP Certificates and derived from the Group 4 Mortgage Loans, until such amount is reduced to zero and (c) the Net Negative Amortization for the Group 5 Mortgage Loans, to the Class 5X-PPP Certificates in reduction of the interest otherwise payable to the Class 5X-PPP Certificates and derived from the Group 5 Mortgage Loans, until such amount is reduced to zero;

(ii) second, (a) the Net Negative Amortization for the Group 3 Mortgage Loans remaining after the allocation pursuant to clause (i)(a) above, to the Class EX-PPP Certificates in reduction of the remaining interest otherwise payable to the Class EX-PPP Certificates and derived from the Group 4 Mortgage Loans, until such remaining amounts are reduced to zero and (b) the Net Negative Amortization for the Group 4 Mortgage Loans remaining after the allocation pursuant to clause (i)(b) above, to the Class EX-PPP Certificates in reduction of the remaining interest otherwise payable to the Class EX-PPP Certificates and derived from the Group 3 Mortgage Loans, until such remaining amounts are reduced to zero;

(iii) third, (a) the Net Negative Amortization for the Group 3 Mortgage Loans remaining after the allocation pursuant to clauses (i)(a) and (ii)(a) above, to the Class 5X-PPP Certificates (pro rata with the allocation in clause (iii)(b), if any) in reduction of the remaining interest otherwise payable to the Class 5X-PPP Certificates and derived from the Group 5 Mortgage Loans, until such remaining amounts are reduced to zero; (b) the Net Negative Amortization for the Group 4 Mortgage Loans remaining after the allocation pursuant to clauses (i)(b) and (ii)(b) above, to the Class 5X-PPP Certificates (pro rata with the allocation in clause (iii)(a), if any) in reduction of the remaining interest otherwise payable to the Class 5X-PPP Certificates and derived from the Group 5 Mortgage Loans, until such remaining amounts are reduced to zero; and (c) the Net Negative Amortization for the Group 5 Mortgage Loans remaining after the allocation pursuant to clause (i)(c) above, to the Class EX-PPP Certificates in reduction of the remaining interest otherwise payable to the Class EX-PPP Certificates and derived from the Group 3 and Group 4 Mortgage Loans (pro rata according to the remaining interest amount for the Class EX-PPP Loan Group 3 IO and Class EX-PPP Loan Group 4 IO Components after the allocations in clauses (i) and (ii) above), until such remaining amounts are reduced to zero;

(iv) fourth, the Net Negative Amortization for the Group 3 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii) and (iii) above, to the Class 3A and Subordinate Certificates and the Class DA-1B Group 3 and Class DA-1C Group 3 Components in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 3 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates); and

(v) fifth, the Net Negative Amortization for the Group 4 Mortgage Loans remaining after the allocations pursuant to clauses (i), (ii) and (iii) above, to the Class 4A-1, Class 4A-2 Class 4A-B and Subordinate Certificates and the Class DA-1B Group 4 and Class DA-1C Group 4 Components in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 4 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates); and

(vi) sixth, the Net Negative Amortization for the Group 5 Mortgage Loans remaining after the allocations pursuant to clauses (i) and (iii) above, to the Class 5A and Subordinate Certificates and the Class DA-1B Group 5 and Class DA-1C Group 5 Components in proportion to the excess, if any, for each such class or component of (x) the current interest accrued at the applicable certificate interest rate for such class or component over (y) the amount of current interest that would have accrued had the certificate interest rate for such class or component equaled the related Adjusted Cap Rate for such class or component and for such Distribution Date (such excess, in the case of each Class of Subordinate Certificates, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 5 and the denominator of which is the aggregate Class Principal Balance of the Subordinate Certificates).

 The amount of Net Negative Amortization allocated to the Class EX-PPP or 5X-PPP Certificates in reduction of the interest otherwise payable to such Class and derived from the Mortgage Loans in a loan group will be added to the Component Principal Balance of the Class X PO Component for such loan group. The amount of Net Negative Amortization allocated to any Class of Class A or Subordinate Certificates (or component thereof) in reduction of the interest otherwise payable to such Class (or component) will be added to the Class Principal Balance of such Class (or component).

Structure Rules

Allocation of Realized Losses: Any realized losses on the Group 3, Group 4 and Group 5 Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective class principal balance has been reduced to zero; and second, any realized losses remaining on the Group 3, Group 4 and Group 5 Mortgage Loans to the related Class A and Class X Certificates, on a pro-rata basis, until the related class principal balance or component principal balance has been reduced to zero;

 provided, however, that:

 (i) the realized losses on any Group 3 Mortgage Loan allocated to the related Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a)                 first, to the Class DA-1C Group 3 Component, until its Component Principal Balance is reduced to zero;

(b)                 second, to the Class DA-1C Group 4 and Class DA-1C Group 5 Components, pro rata, (after giving effect to losses applied in (ii)(a) and (iii)(a) below, respectively, and pro rata with any loss allocations in clauses (ii)(b) and (iii)(b) below, respectively), until their Component Principal Balances are reduced to zero;

(c)                 third, to the Class DA-1B Group 3 Component, until its Component Principal Balance is reduced to zero; and

(d)                 fourth, to the Class DA-1B Group 4 and Group 5 Components, pro rata, (after giving effect to losses applied in (ii)(c) and (iii)(c) below, respectively, and pro rata with any loss allocations in clauses (ii)(d) and (iii)(d) below, respectively), until their Component Principal Balances are reduced to zero; and

(e)                 fifth, to the Class 3A Certificates until its Class Principal Balance is reduced to zero.

 (ii) the realized losses on any Group 4 Mortgage Loan allocated to the related Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a) first, to the Class DA-1C Group 4 Component, until its Component Principal Balance is reduced to zero;

(b) second, to the Class DA-1C Group 3 and Group 5 Component, (after giving effect to losses applied in (i)(a) above and (iii)(a) below, respectively, and pro rata with any loss allocations in clauses (i)(b) above and (iii)(b) below, respectively), until their Component Principal Balances are reduced to zero;

(c) third, to the Class DA-1B Group 4 Component, until its Component Principal Balance is reduced to zero;

(d) fourth, to the Class DA-1B Group 3 and Group 5 Components, pro rata, (after giving effect to losses applied in (i)(c) above and (iii)(c) below, respectively, and pro rata with any loss allocations in clauses (i)(d) above and (iii)(d) below, respectively), until their Component Principal Balances are reduced to zero;

(e) fifth, to the Class 4A-B Certificates until its Class Principal Balance is reduced to zero; and

(f) sixth, to the Class 4A-2 and Class 4A-1 Certificates pro rata, until their Class Principal Balances are reduced to zero;

 (iii) the realized losses on any Group 5 Mortgage Loan allocated to the related Class A Certificates in the aggregate will be allocated, sequentially, as follows:

(a) first, to the Class DA-1C Group 5 Component, until its Component Principal Balance is reduced to zero;

(b) second, to the Class DA-1C Group 3 and Group 4 Component, (after giving effect to losses applied in (i)(a) and (ii)(a) above, respectively, and pro rata with any loss allocations in clauses (i)(b) and (ii)(b) above, respectively), until their Component Principal Balances are reduced to zero;

(c) third, to the Class DA-1B Group 5 Component, until its Component Principal Balance is reduced to zero;

(d) fourth, to the Class DA-1B Group 3 and Group 4 Components, pro rata, (after giving effect to losses applied in (i)(c) (ii)(c) above, respectively, and pro rata with any loss allocations in clauses (i)(d) and (ii)(d) above, respectively), until their Component Principal Balances are reduced to zero; and

(e) fifth, to the Class 5A Certificates until its Class Principal Balance is reduced to zero.

Cross-Collateralization: In some limited circumstances, principal and interest collected from any of Loan Group 3, 4 or 5 may be used to pay principal or interest, or both, to the Class A and Class X Certificates related to the other of these loan groups, before making payments to the Subordinate Certificates, as more fully described in the WaMu Mortgage Pass–Through Certificates, Series OA free writing prospectus.

Certificates Priority of Distributions: Available funds from the Group 3, Group 4 and Group 5 Mortgage Loans will be distributed in the following order of priority:

1)                   to the Senior Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class EX-PPP and 5X-PPP Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2)                   From the Group 3 Mortgage Loans, as principal, sequentially, as follows:

(a) first, to the Class EX-PPP Loan Group 3 PO Component, until its Component Principal Balance is reduced to zero; and

(b) second, to the Class 3A Certificates and the Class DA-1B Group 3 and Class DA-1C Group 3 Components, pro rata according to Class Principal Balance or Component Principal Balance, as applicable, util their Class or Component Principal Balances are reduced to zero;

3)                   From the Group 4 Mortgage Loans, as principal, sequentially, as follows:

(a) first, to the Class EX-PPP Loan Group 4 PO Component, until its Component Principal Balance is reduced to zero; and

(b) second, to the Class 4A-1, Class 4A-2 and 4A-B Certificates and the Class DA-1B Group 4 and Class DA-1C Group 4 Components, pro rata according to Class Principal Balance or Component Principal Balance, as applicable, until their Class or Component Principal Balances are reduced to zero;

4)                   From the Group 5 Mortgage Loans, as principal, sequentially, as follows:

(a) first, to the Class 5X-PPP Certificates, until its Class Principal Balance is reduced to zero; and

(b) second, to the Class 5A Certificates and the Class DA-1B Group 5 and Class DA-1C Group 5 Components, pro rata according to Class Principal Balance or Component Principal Balance, as applicable, until their Class or Component Principal Balances are reduced to zero;

5)                   (a) on the initial Distribution Date, to the Class 3A, Class 4A-1, Class 4A-2 and 4A-B and Class 5A Certificates and the Class DA-1B and Class DA-1C Group 3, Group 4 and Group 5 Components, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the aggregate interest otherwise distributable to the Class EX-PPP and Class 5X-PPP Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class EX-PPP and Class 5X-PPP Certificates) (pro rata according to such aggregate interest otherwise distributable to the EX-PPP and Class 5X-PPP Certificates); and

(b) on each Distribution Date after the initial Distribution Date, to the Class DA-1B and Class DA-1C Group 3, Group 4 and Group 5 Components, their Carryover Shortfall Amounts from the aggregate interest otherwise distributable to the Class EX-PPP and Class 5X-PPP Certificates on such Distribution Date (in each case, after the reduction due to Net Negative Amortization allocated to the Class EX-PPP and Class 5X-PPP Certificates) (pro rata according to such aggregate interest otherwise distributable to the Class EX-PPP and Class 5X-PPP Certificates);

6)                   to the Class M-B-1 Certificates, accrued and unpaid interest at the Class M-B-1 certificate interest rate;

7)                   to the Class M-B-1 Certificates, principal allocable to such Class;

8)                   to the Class M-B-2 Certificates, accrued and unpaid interest at the Class M-B-2 certificate interest rate;

9)                   to the Class M-B-2 Certificates, principal allocable to such Class;

10)                to the Class M-B-3 Certificates, accrued and unpaid interest at the Class M-B-3 certificate interest rate;

11)                to the Class M-B-3 Certificates, principal allocable to such Class;

12)                to the Class M-B-4 Certificates, accrued and unpaid interest at the Class M-B-4 certificate interest rate;

13)                to the Class M-B-4 Certificates, principal allocable to such Class;

14)                to the Class M-B-5 Certificates, accrued and unpaid interest at the Class M-B-5 certificate interest rate;

15)                to the Class M-B-5 Certificates, principal allocable to such Class;

16)                to the Class M-B-6 Certificates, accrued and unpaid interest at the Class M-B-6 certificate interest rate;

17)                to the Class M-B-6 Certificates, principal allocable to such Class;

18)                to the Class M-B-7 Certificates, accrued and unpaid interest at the Class M-B-7 certificate interest rate;

19)                to the Class M-B-7 Certificates, principal allocable to such Class;

20)                to the Class M-B-8, Class M-B-9 and Class M-B-10 Certificates, in sequential order, accrued and unpaid interestand principal in the same manner as for the Senior Subordinate Certificates;

21)                to the Subordinate Certificates, in sequential order, their Carryover Shortfall Amounts, from the remaining aggregate interest otherwise distributable to the Class EX-PPP and Class 5X-PPP Certificates (in each case, after the reduction due to Net Negative Amortization allocated to the Class EX-PPP and Class 5X-PPP Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class 3A, Class 4A-1, Class 4A-2 and Class 4A-B and Class 5A Certificates and the Class DA-1B and Class DA-1C Group 3, Group 4 and Group 5 Components) (pro rata according to such interest otherwise distributable to the Class EX-PPP and Class 5X-PPP Certificates); and

22)                to the Class R Certificate, any remaining amount.

Notwithstanding the foregoing, for each Distribution Date on or after the first Distribution Date on which the aggregate Class Principal Balance of the Subordinate Certificates has been or will be reduced to zero, (I) distributions of principal under paragraph (2) above will be made to the Class 3A Certificates and the Class DA-1B Group 3, Class DA-1C Group 3 and Class EX-PPP Loan Group 3 PO Components pro rata according to principal balance; (II) distributions of principal under paragraph (3) above will be made to the Class 4A-1, Class 4A-2, Class 4A-B Certificates and the Class DA-1B Group 4, Class DA-1C Group 4 and Class EX-PPP Loan Group 4 PO Components pro rata according to principal balance and (III) distributions of principal under paragraph (4) above will be made to the Class 5A and Class 5X-PPP Certificates and the Class DA-1B Group 5 and Class DA-1C Group 5 Components pro rata according to principal balance.

In addition, see "Transaction Summary – Class PPP Certificates" in this preliminary term sheet for a description of the distributions of prepayment penalty payments on the Class EX-PPP and Class 5X-PPP Certificates.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is Final and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WMALT Mortgage Pass-Through Certificates
Series 2007-OA3 Group 3
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$281,607,015
TOTAL ORIGINAL BALANCE	$281,901,129

NUMBER OF LOANS	1,081

			Minimum		Maximum
AVG CURRENT BALANCE	$260,506		$38,412		$530,907
AVG ORIGINAL BALANCE	$260,778		$38,500		$532,000

WAVG GROSS COUPON	5.88%		1.00%		8.86%
WAVG GROSS MARGIN	3.27%		2.00%		3.88%
WAVG MAX INT RATE	10.42%		9.15%		11.46%

WAVG CURRENT LTV	75.12%		8.84%		95.00%

WAVG FICO SCORE	699		622		816

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	1	Month(s)

WAVG NEG AM LIMIT	112%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	403	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	403	Month(s)	358	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	2	Month(s)

NZ WAVG PREPAY TERM	25	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(31.80%),FL(17.06%),IL(8.23%)
MAXIMUM CA ZIPCODE	0.67%

FIRST PAY DATE			February 1,2007		April 1,2007

RATE CHANGE DATE			April 1,2007		April 1,2007

MATURITY DATE			January 1,2037		March 1,2047

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly MTA	1,081	$281,607,015.31	100.00%
Total	1,081	$281,607,015.31	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
MTA	1,081	$281,607,015.31	100.00%
Total	1,081	$281,607,015.31	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	55	$3,769,577.74	1.34%
100,001—200,000	268	42,402,411.14	15.06
200,001—300,000	361	90,528,397.70	32.15
300,001—400,000	323	112,766,529.95	40.04
400,001—500,000	68	29,063,021.56	10.32
500,001—600,000	6	3,077,077.22	1.09
Total	1,081	$281,607,015.31	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	28	$7,797,240.00	2.77%
1.001—1.250	104	28,326,284.00	10.06
1.251—1.500	61	17,414,170.00	6.18
1.501—1.750	18	4,425,100.00	1.57
1.751—2.000	49	11,256,050.00	4.00
2.001—2.250	45	11,369,448.00	4.04
2.251—2.500	30	7,567,100.00	2.69
2.501—2.750	37	9,949,200.00	3.53
2.751—3.000	8	2,268,500.00	0.81
3.001—3.250	4	769,350.00	0.27
3.251—3.500	4	788,450.00	0.28
6.751—7.000	1	332,758.65	0.12
7.001—7.250	6	1,420,654.73	0.50
7.251—7.500	15	3,615,029.86	1.28
7.501—7.750	51	11,337,771.32	4.03
7.751—8.000	79	20,603,844.05	7.32
8.001—8.250	184	49,793,991.27	17.68
8.251—8.500	165	44,660,865.68	15.86
8.501—8.750	128	33,508,054.80	11.90
8.751—9.000	64	14,403,152.95	5.11
Total	1,081	$281,607,015.31	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$332,758.65	0.12%
2.001—2.250	10	2,509,954.73	0.89
2.251—2.500	21	4,960,767.86	1.76
2.501—2.750	66	15,112,921.32	5.37
2.751—3.000	109	28,215,134.05	10.02
3.001—3.250	320	87,542,250.27	31.09
3.251—3.500	271	73,854,145.68	26.23
3.501—3.750	186	46,654,978.52	16.57
3.751—4.000	97	22,424,104.23	7.96
Total	1,081	$281,607,015.31	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.001—9.250	2	$565,900.00	0.20%
9.501—9.750	2	184,436.53	0.07
9.751—10.000	166	42,359,533.62	15.04
10.001—10.250	259	68,465,043.92	24.31
10.251—10.500	252	68,647,634.45	24.38
10.501—10.750	163	42,695,653.20	15.16
10.751—11.000	141	35,049,470.75	12.45
11.001—11.250	85	19,941,774.10	7.08
11.251—11.500	11	3,697,568.74	1.31
Total	1,081	$281,607,015.31	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	706	$179,870,776.77	63.87%
480	375	101,736,238.54	36.13
Total	1,081	$281,607,015.31	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	719	$188,641,680.86	66.99%
115	361	92,805,489.94	32.96
125	1	159,844.51	0.06
Total	1,081	$281,607,015.31	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	706	$179,870,776.77	63.87%
471—480	375	101,736,238.54	36.13
Total	1,081	$281,607,015.31	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	388	$101,930,892.00	36.20%
1—3	693	179,676,123.31	63.80
Total	1,081	$281,607,015.31	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$836,394.80	0.30%
21—25	2	144,761.28	0.05
26—30	2	405,716.98	0.14
36—40	9	2,317,459.07	0.82
41—45	5	1,164,156.27	0.41
46—50	15	4,451,455.29	1.58
51—55	19	5,440,276.82	1.93
56—60	22	6,144,102.05	2.18
61—65	44	11,822,277.73	4.20
66—70	160	35,969,586.73	12.77
71—75	146	36,687,568.19	13.03
76—80	547	149,111,050.95	52.95
81—85	42	10,995,128.20	3.90
86—90	55	13,859,960.88	4.92
91—95	8	2,257,120.07	0.80
Total	1,081	$281,607,015.31	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	5	$836,394.80	0.30%
21—25	2	144,761.28	0.05
26—30	2	405,716.98	0.14
36—40	9	2,317,459.07	0.82
41—45	5	1,164,156.27	0.41
46—50	15	4,451,455.29	1.58
51—55	19	5,440,276.82	1.93
56—60	23	6,378,261.48	2.26
61—65	43	11,565,474.78	4.11
66—70	168	37,835,140.28	13.44
71—75	143	36,013,006.55	12.79
76—80	573	156,095,618.41	55.43
81—85	10	2,713,883.40	0.96
86—90	60	15,249,159.90	5.42
91—95	4	996,250.00	0.35
Total	1,081	$281,607,015.31	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	31	$9,117,896.80	3.24%
640—659	154	42,609,177.18	15.13
660—679	193	49,884,268.28	17.71
680—699	215	58,836,577.20	20.89
700—719	169	41,767,038.91	14.83
720—739	102	26,394,784.43	9.37
740—759	85	20,919,433.43	7.43
760—779	74	17,236,256.43	6.12
780—799	40	10,365,665.41	3.68
800 >=	18	4,475,917.24	1.59
Total	1,081	$281,607,015.31	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	89	$20,358,122.48	7.23%
Reduced	992	261,248,892.83	92.77
Total	1,081	$281,607,015.31	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	343	$75,411,977.72	26.78%
Owner Occupied	649	184,940,264.62	65.67
Second Home	89	21,254,772.97	7.55
Total	1,081	$281,607,015.31	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	115	$34,722,214.35	12.33%
Condo	188	45,486,973.97	16.15
Co-op	1	199,549.06	0.07
PUD	138	37,266,234.71	13.23
Single Family	638	163,757,793.31	58.15
Townhouse	1	174,249.91	0.06
Total	1,081	$281,607,015.31	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	150	$31,930,033.18	11.34%
Refi—Cash Out	681	183,545,582.18	65.18
Refi—No Cash Out	250	66,131,399.95	23.48
Total	1,081	$281,607,015.31	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	134	$32,841,838.83	11.66%
12	434	113,884,520.96	40.44
30	57	16,659,309.78	5.92
36	456	118,221,345.74	41.98
Total	1,081	$281,607,015.31	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	4	$539,294.57	0.19%
AR	1	66,416.64	0.02
AZ	25	6,450,627.19	2.29
CA	281	89,546,007.12	31.80
CO	16	4,319,943.23	1.53
CT	10	2,611,657.15	0.93
DC	3	755,109.33	0.27
DE	4	1,008,820.14	0.36
FL	206	48,054,881.66	17.06
GA	11	2,023,772.87	0.72
HI	2	855,296.99	0.30
ID	3	518,086.05	0.18
IL	87	23,163,407.54	8.23
IN	13	1,075,933.04	0.38
KY	5	1,019,448.07	0.36
MA	23	6,797,001.36	2.41
MD	27	7,170,352.89	2.55
ME	2	515,735.84	0.18
MI	29	4,086,065.27	1.45
MN	22	4,896,371.85	1.74
MO	3	923,434.86	0.33
NC	7	849,569.33	0.30
NJ	48	14,075,320.78	5.00
NM	1	88,750.00	0.03
NV	14	3,805,625.11	1.35
NY	39	12,923,838.79	4.59
OH	12	2,003,839.66	0.71
OR	27	5,965,266.21	2.12
PA	13	2,348,797.71	0.83
RI	3	595,504.11	0.21
SC	6	1,037,998.32	0.37
SD	1	278,800.94	0.10
TN	2	202,450.33	0.07
TX	11	1,479,544.56	0.53
UT	12	3,053,912.37	1.08
VA	14	4,236,497.78	1.50
WA	79	19,297,396.79	6.85
WI	14	2,630,920.78	0.93
WY	1	335,318.08	0.12
Total	1,081	$281,607,015.31	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	246	$66,654,281.92	23.67%
15.00 or less	29	5,760,942.44	2.05
15.01—20.00	24	5,646,424.00	2.01
20.01—25.00	45	11,000,741.83	3.91
25.01—30.00	60	13,008,885.01	4.62
30.01—35.00	126	31,086,384.16	11.04
35.01—40.00	192	50,900,780.84	18.08
40.01—45.00	168	43,225,396.52	15.35
45.01—50.00	111	31,974,391.00	11.35
50.01—55.00	61	16,707,728.32	5.93
55.01—60.00	17	5,069,462.20	1.80
60.01 >=	2	571,597.07	0.20
Total	1,081	$281,607,015.31	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 38.91%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	246	$66,654,281.92	23.67%
No Second Lien	586	145,848,573.91	51.79
60.00 or less	5	1,338,944.76	0.48
65.01—70.00	5	1,314,169.12	0.47
70.01—75.00	8	2,363,476.99	0.84
75.01—80.00	22	5,210,749.08	1.85
80.01—85.00	14	4,720,573.75	1.68
85.01—90.00	195	54,156,245.78	19.23
Total	1,081	$281,607,015.31	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 86.74%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WMALT Mortgage Pass-Through Certificates
Series 2007-OA3 Group 4
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$930,597,997
TOTAL ORIGINAL BALANCE	$931,535,177

NUMBER OF LOANS	1,218

			Minimum		Maximum
AVG CURRENT BALANCE	$764,038		$43,297		$3,000,000
AVG ORIGINAL BALANCE	$764,807		$43,500		$3,000,000

WAVG GROSS COUPON	5.21%		1.00%		8.98%
WAVG GROSS MARGIN	3.27%		1.80%		4.00%
WAVG MAX INT RATE	10.40%		9.60%		11.85%

WAVG CURRENT LTV	75.38%		27.91%		95.09%

WAVG FICO SCORE	695		621		824

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	3	Month(s)

WAVG NEG AM LIMIT	112%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	409	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	408	Month(s)	358	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	2	Month(s)

NZ WAVG PREPAY TERM	24	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(53.28%),FL(11.47%),NY(4.63%)
MAXIMUM CA ZIPCODE	0.82%

FIRST PAY DATE			February 1,2007		April 1,2007

RATE CHANGE DATE			April 1,2007		June 1,2007

MATURITY DATE			January 1,2037		March 1,2047

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly MTA	1,218	$930,597,997.18	100.00%
Total	1,218	$930,597,997.18	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
MTA	1,218	$930,597,997.18	100.00%
Total	1,218	$930,597,997.18	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	4	$229,017.18	0.02%
100,001—200,000	35	5,413,958.99	0.58
200,001—300,000	56	14,273,637.56	1.53
300,001—400,000	62	21,694,954.79	2.33
400,001—500,000	241	109,578,754.15	11.78
500,001—600,000	210	115,788,983.27	12.44
600,001—700,000	154	99,501,236.42	10.69
700,001—800,000	99	74,975,160.50	8.06
800,001—900,000	66	56,372,327.31	6.06
900,001—1,000,000	77	74,576,799.65	8.01
1,000,001—1,100,000	16	16,771,973.55	1.80
1,100,001—1,200,000	31	35,978,115.99	3.87
1,200,001—1,300,000	30	37,485,879.98	4.03
1,300,001—1,400,000	16	21,787,687.84	2.34
1,400,001—1,500,000	25	36,583,721.33	3.93
1,500,001—1,600,000	12	18,572,231.69	2.00
1,600,001—1,700,000	8	13,315,782.13	1.43
1,700,001—1,800,000	7	12,375,250.43	1.33
1,800,001—1,900,000	2	3,715,615.16	0.40
1,900,001—2,000,000	8	15,679,468.57	1.68
2,000,001—2,100,000	9	18,687,894.51	2.01
2,100,001—2,200,000	8	17,275,639.96	1.86
2,200,001—2,300,000	2	4,452,616.57	0.48
2,300,001—2,400,000	11	26,049,610.62	2.80
2,400,001—2,500,000	1	2,446,007.60	0.26
2,500,001 >=	28	77,015,671.43	8.28
Total	1,218	$930,597,997.18	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	48	$41,287,417.00	4.44%
1.001—1.250	132	114,401,735.00	12.29
1.251—1.500	77	63,365,749.00	6.81
1.501—1.750	31	32,233,593.04	3.46
1.751—2.000	34	24,071,943.00	2.59
2.001—2.250	31	20,574,019.29	2.21
2.251—2.500	44	33,392,317.19	3.59
2.501—2.750	91	66,839,714.83	7.18
2.751—3.000	37	26,503,786.18	2.85
3.001—3.250	3	2,177,700.00	0.23
3.251—3.500	14	10,278,142.19	1.10
3.501—3.750	7	3,712,275.42	0.40
3.751—4.000	3	2,611,240.59	0.28
4.001—4.250	1	1,000,000.00	0.11
4.251—4.500	1	328,548.51	0.04
6.751—7.000	1	489,999.03	0.05
7.001—7.250	6	2,943,495.07	0.32
7.251—7.500	12	15,927,093.74	1.71
7.501—7.750	15	14,856,791.20	1.60
7.751—8.000	67	54,951,331.60	5.90
8.001—8.250	198	142,972,805.50	15.36
8.251—8.500	156	129,228,452.54	13.89
8.501—8.750	89	69,428,930.83	7.46
8.751—9.000	120	57,020,916.43	6.13
Total	1,218	$930,597,997.18	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	1	$489,999.03	0.05%
2.001—2.250	7	4,493,495.07	0.48
2.251—2.500	15	21,975,593.74	2.36
2.501—2.750	33	38,158,170.67	4.10
2.751—3.000	140	111,181,966.16	11.95
3.001—3.250	420	321,081,431.59	34.50
3.251—3.500	274	222,964,963.35	23.96
3.501—3.750	142	106,839,983.30	11.48
3.751—4.000	186	103,412,394.27	11.11
Total	1,218	$930,597,997.18	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	3	$1,166,703.57	0.13%
9.751—10.000	184	139,430,176.13	14.98
10.001—10.250	281	220,336,066.45	23.68
10.251—10.500	295	245,700,190.26	26.40
10.501—10.750	205	168,877,407.87	18.15
10.751—11.000	169	116,579,859.57	12.53
11.001—11.250	52	26,685,859.64	2.87
11.251—11.500	25	10,373,318.58	1.11
11.501—11.750	3	1,048,956.68	0.11
11.751—12.000	1	399,458.43	0.04
Total	1,218	$930,597,997.18	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	698	$549,929,585.19	59.09%
480	520	380,668,411.99	40.91
Total	1,218	$930,597,997.18	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	813	$620,950,894.73	66.73%
115	405	309,647,102.45	33.27
Total	1,218	$930,597,997.18	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	698	$549,929,585.19	59.09%
471—480	520	380,668,411.99	40.91
Total	1,218	$930,597,997.18	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	504	$400,111,523.29	43.00%
1—3	714	530,486,473.89	57.00
Total	1,218	$930,597,997.18	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
26—30	3	$3,270,000.00	0.35%
31—35	1	459,236.66	0.05
36—40	1	780,000.00	0.08
46—50	10	11,764,804.51	1.26
51—55	15	16,697,366.03	1.79
56—60	16	18,951,062.22	2.04
61—65	44	54,284,160.33	5.83
66—70	94	82,176,159.82	8.83
71—75	190	154,963,090.16	16.65
76—80	766	543,326,255.12	58.38
81—85	37	24,523,995.82	2.64
86—90	34	16,130,673.66	1.73
91—95	6	2,629,368.18	0.28
96—100	1	641,824.67	0.07
Total	1,218	$930,597,997.18	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
26—30	3	$3,270,000.00	0.35%
31—35	1	459,236.66	0.05
36—40	1	780,000.00	0.08
41—45	1	540,367.91	0.06
46—50	8	10,672,486.60	1.15
51—55	15	16,697,366.03	1.79
56—60	19	23,558,681.17	2.53
61—65	43	51,465,932.35	5.53
66—70	94	83,321,385.22	8.95
71—75	196	156,732,405.55	16.84
76—80	790	560,511,269.25	60.23
81—85	6	3,186,999.93	0.34
86—90	40	18,760,041.84	2.02
91—95	1	641,824.67	0.07
Total	1,218	$930,597,997.18	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	51	$33,370,308.96	3.59%
640—659	199	136,166,413.59	14.63
660—679	234	188,177,777.61	20.22
680—699	246	206,886,656.91	22.23
700—719	183	153,317,479.52	16.48
720—739	105	74,714,060.43	8.03
740—759	95	65,768,794.18	7.07
760—779	57	37,503,392.76	4.03
780—799	35	24,391,190.44	2.62
800 >=	13	10,301,922.78	1.11
Total	1,218	$930,597,997.18	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	52	$36,017,191.96	3.87%
Reduced	1,166	894,580,805.22	96.13
Total	1,218	$930,597,997.18	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	137	$79,956,964.66	8.59%
Owner Occupied	1,008	782,302,032.91	84.06
Second Home	73	68,338,999.61	7.34
Total	1,218	$930,597,997.18	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	51	$30,888,354.53	3.32%
Condo	151	101,942,327.65	10.95
Co-op	3	1,665,549.59	0.18
PUD	226	195,187,741.62	20.97
Single Family	787	600,914,023.79	64.57
Total	1,218	$930,597,997.18	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	257	$169,540,426.58	18.22%
Refi—Cash Out	684	538,368,174.36	57.85
Refi—No Cash Out	277	222,689,396.24	23.93
Total	1,218	$930,597,997.18	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	233	$204,440,616.71	21.97%
12	450	361,134,580.95	38.81
30	36	25,614,623.21	2.75
36	499	339,408,176.31	36.47
Total	1,218	$930,597,997.18	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	13	$9,682,455.63	1.04%
CA	627	495,826,646.21	53.28
CO	11	8,837,344.99	0.95
CT	11	12,072,031.72	1.30
DC	6	5,549,888.56	0.60
DE	2	997,705.90	0.11
FL	135	106,727,893.89	11.47
GA	15	16,441,927.55	1.77
ID	1	1,275,000.00	0.14
IL	64	40,823,178.20	4.39
IN	5	4,541,679.52	0.49
KS	1	115,807.50	0.01
KY	1	486,837.07	0.05
MA	18	15,784,564.41	1.70
MD	25	17,692,211.90	1.90
ME	1	210,000.00	0.02
MI	7	2,980,996.59	0.32
MN	15	9,265,613.49	1.00
MO	5	2,900,790.89	0.31
NC	9	11,852,792.16	1.27
NH	1	451,162.78	0.05
NJ	30	19,879,885.36	2.14
NM	1	486,882.06	0.05
NV	16	11,235,838.73	1.21
NY	60	43,109,317.02	4.63
OH	7	5,177,051.33	0.56
OR	10	5,335,027.17	0.57
PA	4	1,532,648.59	0.16
RI	4	2,650,635.13	0.28
SC	3	3,598,900.00	0.39
TN	1	500,800.00	0.05
TX	8	6,359,886.44	0.68
UT	9	5,784,385.18	0.62
VA	29	23,078,813.26	2.48
VT	1	631,697.00	0.07
WA	57	34,826,980.74	3.74
WI	5	1,892,720.21	0.20
Total	1,218	$930,597,997.18	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	336	$262,712,702.22	28.23%
15.00 or less	12	5,422,434.49	0.58
15.01—20.00	7	6,433,927.89	0.69
20.01—25.00	41	35,165,045.00	3.78
25.01—30.00	52	40,619,478.43	4.36
30.01—35.00	117	82,760,650.82	8.89
35.01—40.00	223	168,803,472.24	18.14
40.01—45.00	195	147,860,221.95	15.89
45.01—50.00	139	101,222,882.63	10.88
50.01—55.00	66	53,071,847.10	5.70
55.01—60.00	22	20,972,424.29	2.25
60.01 >=	8	5,552,910.12	0.60
Total	1,218	$930,597,997.18	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 40.23%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	336	$262,712,702.22	28.23%
No Second Lien	499	397,232,871.58	42.69
60.00 or less	2	4,150,604.66	0.45
60.01—65.00	3	4,078,136.68	0.44
65.01—70.00	3	2,353,836.45	0.25
70.01—75.00	8	8,436,656.09	0.91
75.01—80.00	21	18,984,585.17	2.04
80.01—85.00	34	33,571,632.57	3.61
85.01—90.00	311	198,216,971.76	21.30
90.01—95.00	1	860,000.00	0.09
Total	1,218	$930,597,997.18	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 86.74%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WMALT Mortgage Pass-Through Certificates
Series 2007-OA3 Group 5
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$347,660,219
TOTAL ORIGINAL BALANCE	$347,918,871

NUMBER OF LOANS	659

			Minimum		Maximum
AVG CURRENT BALANCE	$527,557		$36,900		$3,000,000
AVG ORIGINAL BALANCE	$527,950		$36,900		$3,000,000

WAVG GROSS COUPON	4.20%		1.00%		9.59%
WAVG GROSS MARGIN	3.30%		2.40%		5.50%
WAVG MAX INT RATE	10.13%		9.60%		11.95%

WAVG CURRENT LTV	71.65%		7.45%		94.84%

WAVG FICO SCORE	718		620		814

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	3	Month(s)

WAVG NEG AM LIMIT	112%		110%		115%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	420	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	419	Month(s)	358	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	3	Month(s)

NZ WAVG PREPAY TERM	17	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(76.23%),FL(4.58%),IL(2.38%)
MAXIMUM CA ZIPCODE	1.65%

FIRST PAY DATE			January 1,2007		April 1,2007

RATE CHANGE DATE			April 1,2007		June 1,2007

MATURITY DATE			January 1,2037		March 1,2047

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly COFI	659	$347,660,219.20	100.00%
Total	659	$347,660,219.20	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	659	$347,660,219.20	100.00%
Total	659	$347,660,219.20	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	24	$1,887,929.64	0.54%
100,001—200,000	51	8,251,276.48	2.37
200,001—300,000	119	29,848,731.82	8.59
300,001—400,000	107	37,626,384.96	10.82
400,001—500,000	94	42,431,668.91	12.20
500,001—600,000	80	43,562,842.38	12.53
600,001—700,000	41	26,724,622.84	7.69
700,001—800,000	34	25,537,747.82	7.35
800,001—900,000	28	23,983,037.82	6.90
900,001—1,000,000	33	32,189,365.05	9.26
1,000,001—1,100,000	6	6,330,729.25	1.82
1,100,001—1,200,000	7	7,998,604.67	2.30
1,200,001—1,300,000	9	11,230,687.25	3.23
1,300,001—1,400,000	4	5,541,219.89	1.59
1,400,001—1,500,000	3	4,402,500.00	1.27
1,500,001—1,600,000	3	4,640,590.76	1.33
1,600,001—1,700,000	4	6,688,343.23	1.92
1,700,001—1,800,000	1	1,747,095.98	0.50
1,800,001—1,900,000	1	1,876,880.24	0.54
1,900,001—2,000,000	1	1,960,000.00	0.56
2,200,001—2,300,000	2	4,501,650.62	1.29
2,300,001—2,400,000	2	4,721,344.27	1.36
2,400,001—2,500,000	1	2,450,000.00	0.70
2,500,001 >=	4	11,526,965.32	3.32
Total	659	$347,660,219.20	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	71	$37,141,636.06	10.68%
1.001—1.250	121	67,124,368.00	19.31
1.251—1.500	48	25,688,750.00	7.39
1.501—1.750	10	5,522,400.00	1.59
1.751—2.000	18	7,412,350.00	2.13
2.001—2.250	15	3,601,112.00	1.04
2.251—2.500	10	6,072,410.00	1.75
2.501—2.750	39	32,553,559.29	9.36
2.751—3.000	22	12,080,422.84	3.47
3.001—3.250	2	537,800.00	0.15
3.251—3.500	4	2,293,580.75	0.66
3.501—3.750	1	367,666.65	0.11
3.751—4.000	2	1,445,255.26	0.42
4.501—4.750	1	236,388.68	0.07
6.751—7.000	1	104,749.78	0.03
7.001—7.250	14	10,220,725.87	2.94
7.251—7.500	56	28,692,912.85	8.25
7.501—7.750	85	43,178,080.00	12.42
7.751—8.000	68	33,290,103.85	9.58
8.001—8.250	41	19,539,032.64	5.62
8.251—8.500	21	7,766,604.48	2.23
8.501—8.750	3	885,407.65	0.25
8.751—9.000	3	1,079,684.71	0.31
9.251—9.500	2	635,833.78	0.18
9.501—9.750	1	189,384.06	0.05
Total	659	$347,660,219.20	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.251—2.500	5	$1,567,849.78	0.45%
2.501—2.750	20	11,509,499.40	3.31
2.751—3.000	114	68,467,256.48	19.69
3.001—3.250	183	110,289,079.91	31.72
3.251—3.500	142	69,285,399.77	19.93
3.501—3.750	96	48,106,573.26	13.84
3.751—4.000	70	28,409,183.83	8.17
4.001—4.250	10	3,127,464.02	0.90
4.251—4.500	7	3,108,886.67	0.89
4.501—4.750	6	1,969,488.24	0.57
4.751—5.000	3	1,154,233.78	0.33
5.001—5.250	2	437,304.06	0.13
5.251—5.500	1	228,000.00	0.07
Total	659	$347,660,219.20	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	68	$36,879,888.18	10.61%
9.751—10.000	193	110,232,638.93	31.71
10.001—10.250	198	113,227,922.36	32.57
10.251—10.500	115	57,446,012.06	16.52
10.501—10.750	34	14,153,383.57	4.07
10.751—11.000	25	6,710,832.28	1.93
11.001—11.250	17	6,231,229.20	1.79
11.251—11.500	6	2,113,008.56	0.61
11.501—11.750	2	437,304.06	0.13
11.751—12.000	1	228,000.00	0.07
Total	659	$347,660,219.20	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	352	$174,800,646.14	50.28%
480	307	172,859,573.06	49.72
Total	659	$347,660,219.20	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	374	$194,810,832.12	56.03%
115	285	152,849,387.08	43.97
Total	659	$347,660,219.20	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	352	$174,800,646.14	50.28%
471—480	307	172,859,573.06	49.72
Total	659	$347,660,219.20	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	331	$178,204,596.06	51.26%
1—3	328	169,455,623.14	48.74
Total	659	$347,660,219.20	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$824,034.32	0.24%
21—25	6	1,680,834.60	0.48
26—30	3	1,111,783.67	0.32
31—35	10	5,001,304.39	1.44
36—40	6	2,797,111.35	0.80
41—45	7	2,342,000.77	0.67
46—50	12	4,902,202.55	1.41
51—55	20	12,292,110.59	3.54
56—60	27	18,617,849.32	5.36
61—65	40	26,598,354.28	7.65
66—70	88	45,839,686.08	13.19
71—75	79	57,620,982.03	16.57
76—80	318	152,275,183.72	43.80
81—85	24	11,611,519.21	3.34
86—90	14	3,528,168.79	1.01
91—95	2	617,093.53	0.18
Total	659	$347,660,219.20	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	3	$824,034.32	0.24%
21—25	6	1,680,834.60	0.48
26—30	3	1,111,783.67	0.32
31—35	10	5,001,304.39	1.44
36—40	7	2,937,380.92	0.84
41—45	6	2,201,731.20	0.63
46—50	12	4,902,202.55	1.41
51—55	21	13,447,669.93	3.87
56—60	26	17,462,289.98	5.02
61—65	40	26,369,266.44	7.58
66—70	88	46,068,773.92	13.25
71—75	80	58,015,128.30	16.69
76—80	338	162,103,400.56	46.63
81—85	3	1,389,156.10	0.40
86—90	15	3,734,693.08	1.07
91—95	1	410,569.24	0.12
Total	659	$347,660,219.20	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	11	$4,975,227.04	1.43%
640—659	32	14,598,293.64	4.20
660—679	64	29,940,486.74	8.61
680—699	118	70,601,012.27	20.31
700—719	134	74,406,408.52	21.40
720—739	100	56,894,463.49	16.36
740—759	72	38,200,296.26	10.99
760—779	77	35,359,075.17	10.17
780—799	40	18,506,693.09	5.32
800 >=	11	4,178,262.98	1.20
Total	659	$347,660,219.20	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	43	$15,527,946.69	4.47%
Reduced	616	332,132,272.51	95.53
Total	659	$347,660,219.20	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	114	$38,977,890.90	11.21%
Owner Occupied	491	285,388,729.27	82.09
Second Home	54	23,293,599.03	6.70
Total	659	$347,660,219.20	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	32	$15,976,010.85	4.60%
Condo	88	36,694,965.60	10.55
Co-op	2	625,000.00	0.18
PUD	99	56,272,405.73	16.19
Single Family	438	238,091,837.02	68.48
Total	659	$347,660,219.20	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	140	$65,704,833.93	18.90%
Refi—Cash Out	334	172,674,098.02	49.67
Refi—No Cash Out	185	109,281,287.25	31.43
Total	659	$347,660,219.20	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	154	$92,999,563.88	26.75%
12	376	198,656,398.33	57.14
30	18	5,963,017.48	1.72
36	111	50,041,239.51	14.39
Total	659	$347,660,219.20	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	20	$7,911,112.77	2.28%
CA	429	265,023,026.66	76.23
CO	3	846,610.91	0.24
CT	1	284,320.83	0.08
DC	4	1,135,009.83	0.33
FL	47	15,915,033.44	4.58
GA	5	2,026,385.74	0.58
IL	19	8,259,294.38	2.38
IN	6	590,403.24	0.17
MA	18	6,763,053.74	1.95
MD	8	2,735,167.69	0.79
ME	1	1,261,902.47	0.36
MI	3	454,300.00	0.13
MN	4	1,588,195.59	0.46
NH	4	805,987.66	0.23
NJ	17	7,926,027.91	2.28
NM	1	424,000.00	0.12
NV	6	2,201,369.42	0.63
NY	9	4,685,398.94	1.35
OH	5	441,009.16	0.13
OR	10	2,519,461.17	0.72
PA	3	534,000.00	0.15
RI	2	575,459.11	0.17
SC	1	271,351.81	0.08
SD	1	173,646.86	0.05
TN	1	316,000.00	0.09
TX	5	1,025,365.15	0.29
UT	3	929,426.38	0.27
VA	5	2,581,254.98	0.74
WA	16	6,050,812.46	1.74
WI	2	1,405,830.90	0.40
Total	659	$347,660,219.20	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	192	$102,827,298.00	29.58%
15.00 or less	8	2,360,349.31	0.68
15.01—20.00	9	4,122,078.57	1.19
20.01—25.00	17	10,381,203.32	2.99
25.01—30.00	32	16,835,549.35	4.84
30.01—35.00	55	26,651,380.14	7.67
35.01—40.00	105	62,834,903.68	18.07
40.01—45.00	117	61,419,912.78	17.67
45.01—50.00	71	38,956,726.07	11.21
50.01—55.00	39	14,937,923.14	4.30
55.01—60.00	10	4,387,284.59	1.26
60.01 >=	4	1,945,610.25	0.56
Total	659	$347,660,219.20	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 39.94%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	192	$102,827,298.00	29.58%
No Second Lien	269	144,890,640.25	41.68
60.00 or less	6	2,106,768.37	0.61
60.01—65.00	2	1,004,065.76	0.29
65.01—70.00	4	4,198,325.19	1.21
70.01—75.00	7	4,480,984.85	1.29
75.01—80.00	7	7,682,701.63	2.21
80.01—85.00	17	8,909,868.89	2.56
85.01—90.00	155	71,559,566.26	20.58
Total	659	$347,660,219.20	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 85.52%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.

WMALT Mortgage Pass-Through Certificates
Series 2007-OA3 Groups 3 - 5
Mortgage Loans
Preliminary Collateral Information As of 03/01/07

TOTAL CURRENT BALANCE	$1,559,865,232
TOTAL ORIGINAL BALANCE	$1,561,355,177

NUMBER OF LOANS	2,958

			Minimum		Maximum
AVG CURRENT BALANCE	$527,338		$36,900		$3,000,000
AVG ORIGINAL BALANCE	$527,842		$36,900		$3,000,000

WAVG GROSS COUPON	5.10%		1.00%		9.59%
WAVG GROSS MARGIN	3.28%		1.80%		5.50%
WAVG MAX INT RATE	10.34%		9.15%		11.95%

WAVG CURRENT LTV	74.50%		7.45%		95.09%

WAVG FICO SCORE	701		620		824

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	3	Month(s)

WAVG NEG AM LIMIT	112%		110%		125%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	410	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	410	Month(s)	358	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	3	Month(s)

NZ WAVG PREPAY TERM	23	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(54.52%),FL(10.94%),IL(4.63%)
MAXIMUM CA ZIPCODE	0.62%

FIRST PAY DATE			January 1,2007		April 1,2007

RATE CHANGE DATE			April 1,2007		June 1,2007

MATURITY DATE			January 1,2037		March 1,2047

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Monthly COFI	659	$347,660,219.20	22.29%
Monthly MTA	2,299	1,212,205,012.49	77.71
Total	2,958	$1,559,865,231.69	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
COFI	659	$347,660,219.20	22.29%
MTA	2,299	1,212,205,012.49	77.71
Total	2,958	$1,559,865,231.69	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	83	$5,886,524.56	0.38%
100,001—200,000	354	56,067,646.61	3.59
200,001—300,000	536	134,650,767.08	8.63
300,001—400,000	492	172,087,869.70	11.03
400,001—500,000	403	181,073,444.62	11.61
500,001—600,000	296	162,428,902.87	10.41
600,001—700,000	195	126,225,859.26	8.09
700,001—800,000	133	100,512,908.32	6.44
800,001—900,000	94	80,355,365.13	5.15
900,001—1,000,000	110	106,766,164.70	6.84
1,000,001—1,100,000	22	23,102,702.80	1.48
1,100,001—1,200,000	38	43,976,720.66	2.82
1,200,001—1,300,000	39	48,716,567.23	3.12
1,300,001—1,400,000	20	27,328,907.73	1.75
1,400,001—1,500,000	28	40,986,221.33	2.63
1,500,001—1,600,000	15	23,212,822.45	1.49
1,600,001—1,700,000	12	20,004,125.36	1.28
1,700,001—1,800,000	8	14,122,346.41	0.91
1,800,001—1,900,000	3	5,592,495.40	0.36
1,900,001—2,000,000	9	17,639,468.57	1.13
2,000,001—2,100,000	9	18,687,894.51	1.20
2,100,001—2,200,000	8	17,275,639.96	1.11
2,200,001—2,300,000	4	8,954,267.19	0.57
2,300,001—2,400,000	13	30,770,954.89	1.97
2,400,001—2,500,000	2	4,896,007.60	0.31
2,500,001 >=	32	88,542,636.75	5.68
Total	2,958	$1,559,865,231.69	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	147	$86,226,293.06	5.53%
1.001—1.250	357	209,852,387.00	13.45
1.251—1.500	186	106,468,669.00	6.83
1.501—1.750	59	42,181,093.04	2.70
1.751—2.000	101	42,740,343.00	2.74
2.001—2.250	91	35,544,579.29	2.28
2.251—2.500	84	47,031,827.19	3.02
2.501—2.750	167	109,342,474.12	7.01
2.751—3.000	67	40,852,709.02	2.62
3.001—3.250	9	3,484,850.00	0.22
3.251—3.500	22	13,360,172.94	0.86
3.501—3.750	8	4,079,942.07	0.26
3.751—4.000	5	4,056,495.85	0.26
4.001—4.250	1	1,000,000.00	0.06
4.251—4.500	1	328,548.51	0.02
4.501—4.750	1	236,388.68	0.02
6.751—7.000	3	927,507.46	0.06
7.001—7.250	26	14,584,875.67	0.94
7.251—7.500	83	48,235,036.45	3.09
7.501—7.750	151	69,372,642.52	4.45
7.751—8.000	214	108,845,279.50	6.98
8.001—8.250	423	212,305,829.41	13.61
8.251—8.500	342	181,655,922.70	11.65
8.501—8.750	220	103,822,393.28	6.66
8.751—9.000	187	72,503,754.09	4.65
9.251—9.500	2	635,833.78	0.04
9.501—9.750	1	189,384.06	0.01
Total	2,958	$1,559,865,231.69	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.751—2.000	2	$822,757.68	0.05%
2.001—2.250	17	7,003,449.80	0.45
2.251—2.500	41	28,504,211.38	1.83
2.501—2.750	119	64,780,591.39	4.15
2.751—3.000	363	207,864,356.69	13.33
3.001—3.250	923	518,912,761.77	33.27
3.251—3.500	687	366,104,508.80	23.47
3.501—3.750	424	201,601,535.08	12.92
3.751—4.000	353	154,245,682.33	9.89
4.001—4.250	10	3,127,464.02	0.20
4.251—4.500	7	3,108,886.67	0.20
4.501—4.750	6	1,969,488.24	0.13
4.751—5.000	3	1,154,233.78	0.07
5.001—5.250	2	437,304.06	0.03
5.251—5.500	1	228,000.00	0.01
Total	2,958	$1,559,865,231.69	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.001—9.250	2	$565,900.00	0.04%
9.501—9.750	73	38,231,028.28	2.45
9.751—10.000	543	292,022,348.68	18.72
10.001—10.250	738	402,029,032.73	25.77
10.251—10.500	662	371,793,836.77	23.83
10.501—10.750	402	225,726,444.64	14.47
10.751—11.000	335	158,340,162.60	10.15
11.001—11.250	154	52,858,862.94	3.39
11.251—11.500	42	16,183,895.88	1.04
11.501—11.750	5	1,486,260.74	0.10
11.751—12.000	2	627,458.43	0.04
Total	2,958	$1,559,865,231.69	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,756	$904,601,008.10	57.99%
480	1,202	655,264,223.59	42.01
Total	2,958	$1,559,865,231.69	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,906	$1,004,403,407.71	64.39%
115	1,051	555,301,979.47	35.60
125	1	159,844.51	0.01
Total	2,958	$1,559,865,231.69	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,756	$904,601,008.10	57.99%
471—480	1,202	655,264,223.59	42.01
Total	2,958	$1,559,865,231.69	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,223	$680,247,011.35	43.61%
1—3	1,735	879,618,220.34	56.39
Total	2,958	$1,559,865,231.69	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	8	$1,660,429.12	0.11%
21—25	8	1,825,595.88	0.12
26—30	8	4,787,500.65	0.31
31—35	11	5,460,541.05	0.35
36—40	16	5,894,570.42	0.38
41—45	12	3,506,157.04	0.22
46—50	37	21,118,462.35	1.35
51—55	54	34,429,753.44	2.21
56—60	65	43,713,013.59	2.80
61—65	128	92,704,792.34	5.94
66—70	342	163,985,432.63	10.51
71—75	415	249,271,640.38	15.98
76—80	1,631	844,712,489.79	54.15
81—85	103	47,130,643.23	3.02
86—90	103	33,518,803.33	2.15
91—95	16	5,503,581.78	0.35
96—100	1	641,824.67	0.04
Total	2,958	$1,559,865,231.69	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	8	$1,660,429.12	0.11%
21—25	8	1,825,595.88	0.12
26—30	8	4,787,500.65	0.31
31—35	11	5,460,541.05	0.35
36—40	17	6,034,839.99	0.39
41—45	12	3,906,255.38	0.25
46—50	35	20,026,144.44	1.28
51—55	55	35,585,312.78	2.28
56—60	68	47,399,232.63	3.04
61—65	126	89,400,673.57	5.73
66—70	350	167,225,299.42	10.72
71—75	419	250,760,540.40	16.08
76—80	1,701	878,710,288.22	56.33
81—85	19	7,290,039.43	0.47
86—90	115	37,743,894.82	2.42
91—95	6	2,048,643.91	0.13
Total	2,958	$1,559,865,231.69	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
620—639	93	$47,463,432.80	3.04%
640—659	385	193,373,884.41	12.40
660—679	491	268,002,532.63	17.18
680—699	579	336,324,246.38	21.56
700—719	486	269,490,926.95	17.28
720—739	307	158,003,308.35	10.13
740—759	252	124,888,523.87	8.01
760—779	208	90,098,724.36	5.78
780—799	115	53,263,548.94	3.41
800 >=	42	18,956,103.00	1.22
Total	2,958	$1,559,865,231.69	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	184	$71,903,261.13	4.61%
Reduced	2,774	1,487,961,970.56	95.39
Total	2,958	$1,559,865,231.69	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	594	$194,346,833.28	12.46%
Owner Occupied	2,148	1,252,631,026.80	80.30
Second Home	216	112,887,371.61	7.24
Total	2,958	$1,559,865,231.69	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2-4 Family	198	$81,586,579.73	5.23%
Condo	427	184,124,267.22	11.80
Co-op	6	2,490,098.65	0.16
PUD	463	288,726,382.06	18.51
Single Family	1,863	1,002,763,654.12	64.29
Townhouse	1	174,249.91	0.01
Total	2,958	$1,559,865,231.69	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	547	$267,175,293.69	17.13%
Refi—Cash Out	1,699	894,587,854.56	57.35
Refi—No Cash Out	712	398,102,083.44	25.52
Total	2,958	$1,559,865,231.69	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	521	$330,282,019.42	21.17%
12	1,260	673,675,500.24	43.19
30	111	48,236,950.47	3.09
36	1,066	507,670,761.56	32.55
Total	2,958	$1,559,865,231.69	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AL	4	$539,294.57	0.03%
AR	1	66,416.64	0.00
AZ	58	24,044,195.59	1.54
CA	1,337	850,395,679.99	54.52
CO	30	14,003,899.13	0.90
CT	22	14,968,009.70	0.96
DC	13	7,440,007.72	0.48
DE	6	2,006,526.04	0.13
FL	388	170,697,808.99	10.94
GA	31	20,492,086.16	1.31
HI	2	855,296.99	0.05
ID	4	1,793,086.05	0.11
IL	170	72,245,880.12	4.63
IN	24	6,208,015.80	0.40
KS	1	115,807.50	0.01
KY	6	1,506,285.14	0.10
MA	59	29,344,619.51	1.88
MD	60	27,597,732.48	1.77
ME	4	1,987,638.31	0.13
MI	39	7,521,361.86	0.48
MN	41	15,750,180.93	1.01
MO	8	3,824,225.75	0.25
NC	16	12,702,361.49	0.81
NH	5	1,257,150.44	0.08
NJ	95	41,881,234.05	2.68
NM	3	999,632.06	0.06
NV	36	17,242,833.26	1.11
NY	108	60,718,554.75	3.89
OH	24	7,621,900.15	0.49
OR	47	13,819,754.55	0.89
PA	20	4,415,446.30	0.28
RI	9	3,821,598.35	0.24
SC	10	4,908,250.13	0.31
SD	2	452,447.80	0.03
TN	4	1,019,250.33	0.07
TX	24	8,864,796.15	0.57
UT	24	9,767,723.93	0.63
VA	48	29,896,566.02	1.92
VT	1	631,697.00	0.04
WA	152	60,175,189.99	3.86
WI	21	5,929,471.89	0.38
WY	1	335,318.08	0.02
Total	2,958	$1,559,865,231.69	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	774	$432,194,282.14	27.71%
15.00 or less	49	13,543,726.24	0.87
15.01—20.00	40	16,202,430.46	1.04
20.01—25.00	103	56,546,990.15	3.63
25.01—30.00	144	70,463,912.79	4.52
30.01—35.00	298	140,498,415.12	9.01
35.01—40.00	520	282,539,156.76	18.11
40.01—45.00	480	252,505,531.25	16.19
45.01—50.00	321	172,153,999.70	11.04
50.01—55.00	166	84,717,498.56	5.43
55.01—60.00	49	30,429,171.08	1.95
60.01 >=	14	8,070,117.44	0.52
Total	2,958	$1,559,865,231.69	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 39.92%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	774	$432,194,282.14	27.71%
No Second Lien	1,354	687,972,085.74	44.10
60.00 or less	13	7,596,317.79	0.49
60.01—65.00	5	5,082,202.44	0.33
65.01—70.00	12	7,866,330.76	0.50
70.01—75.00	23	15,281,117.93	0.98
75.01—80.00	50	31,878,035.88	2.04
80.01—85.00	65	47,202,075.21	3.03
85.01—90.00	661	323,932,783.80	20.77
90.01—95.00	1	860,000.00	0.06
Total	2,958	$1,559,865,231.69	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 86.46%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the combined loan to value percentages of all combined loan to values of such mortgage loans does not differ from such values for the remaining mortgage loans, and the values could differ substantially.